UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2006 (February 10, 2006)

Behringer Harvard REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1605
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Behringer Harvard REIT I, Inc. (which may be referred to as the “Registrant,” “we,” “our,” and “us”) hereby amends our Current Report on Form 8-K filed on February 16, 2006 to provide the required financial statements relating to our acquisition of a forty-story office building in Fort Worth, Texas (“Burnett Plaza”), as described in such Current Report.

After reasonable inquiry, we are not aware of any material factors relating to Burnett Plaza that would cause the reported financial information relating to it not to be necessarily indicative of future operating results.

Item 9.01  Financial Statements and Exhibits.

		Page

(a)	Financial Statements of Businesses Acquired.

	Independent Auditors’ Report	3

	Statement of Revenues and Certain Operating Expenses for the Year Ended December 31, 2005	4

	Notes to the Statement of Revenues and Certain Operating Expenses	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Consolidated Financial Information	7

	Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2005	8

	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005	9

	Unaudited Notes to Pro Forma Consolidated Financial Statements	10

(c)	Shell Company Transactions.

	Not applicable.

(d)	Exhibits.

	None.

Independent Auditors’ Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Burnett Plaza, an office building located in Fort Worth, Texas (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 22, 2006

Burnett Plaza
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005
(in thousands)

Revenues:
Rental revenue	$20,188
Tenant reimbursement income	3,731

Total revenues	23,919

Certain operating expenses:
Property operating expenses	6,024
Interest	4,535
Real estate taxes	3,000
Property management fees	667
General and administrative expenses	219

Total certain operating expenses	14,445

Revenues in excess of certain operating expenses	$9,474

See accompanying notes to statement of revenues and certain operating expenses.

Burnett Plaza
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005

1.    Basis of Presentation

On February 10, 2006, Behringer Harvard REIT I, Inc. (the “Company”) acquired a forty-story office building containing approximately 1,024,627 (unaudited) rentable square feet located on approximately 2.242 acres (unaudited) of land in Fort Worth, Texas (“Burnett Plaza”).

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Burnett Plaza, exclusive of items which may not be comparable to the proposed future operations of Burnett Plaza.

2.    Principles of Reporting and Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.    Significant Accounting Policies

Revenue Recognition

Burnett Plaza’s operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to a decrease in rental income of approximately $92,000 for the year ended December 31, 2005. Reimbursement income consists of recovery of certain basic operating costs over an established base amount. Recoveries are recognized as revenue in the period the applicable costs are incurred.

4.    Leases

The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows (in thousands):

Year Ending December 31:
2006	$18,800
2007	16,882
2008	15,588
2009	14,582
2010	13,994

Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations. There were no contingent rents in 2005.

5.    Concentrations

The following presents rental income (base rent) from the tenants who individually represents more than 10% of Burnett Plaza’s rental revenues for the year ended December 31, 2005 (in thousands):

Americredit Financial Services, Inc.	$4,834
Burlington Resources Oil & Gas LP	4,538
General Services Administration, (HUD)	1,948

6.    Commitments

At December 31, 2005, Burnett Plaza had minimum obligations under certain lease agreements as follows (in thousands):

Year Ending December 31:
2006	$911
2007	911
2008	911
2009	892
2010	853
Thereafter	2,466
$6,944

Rent expense for 2005 was approximately $948,000.

7.    Long-Term Debt

On March 22, 2005, Burnett Plaza Associates, L.P. entered into a loan agreement with Bank of America, N.A. for borrowings of $114.2 million with a fixed interest rate of 5.0163%. This loan was assumed by Behringer Harvard Burnett Plaza LP on February 10, 2006.

Borrowings under this loan agreement are collateralized by substantially all of the property’s assets. Initial monthly payments of interest only are required through April 2008, with monthly payments of principal and interest required beginning May 2008 and continuing through to the maturity date, April 1, 2015. As of December 31, 2005, the outstanding principal balance under the loan was $114.2 million.

Aggregate maturities of the term loan are as follows (in thousands):

Year Ending December 31:
2006	$-
2007	-
2008	1,111
2009	1,737
2010	1,826
Thereafter	109,526
$114,200

*****

Behringer Harvard REIT I, Inc.
Unaudited Pro Forma Consolidated Financial Information

On February 10, 2006, we acquired a forty-story office building containing approximately 1,024,627 rentable square feet located on approximately 2.242 acres of land in Fort Worth, Texas (“Burnett Plaza”), through Behringer Harvard Burnett Plaza LP, a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, our operating partnership. The contract purchase price of Burnett Plaza, exclusive of closing costs, was $172.0 million. We assumed borrowings of $114.2 million under a loan agreement with Bank of America, N.A. to pay a portion of such contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

Behringer Harvard REIT I, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
as of December 31, 2005
(in thousands, except share and per share amounts)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if we had acquired Burnett Plaza as of December 31, 2005. This Pro Forma Consolidated Balance Sheet should be read in conjunction with our Pro Forma Consolidated Statements of Operations and the historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2005. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had we completed the above transaction on December 31, 2005, nor does it purport to represent our future financial position.

		Prior Acquisitions
	December 31, 2005	Pro Forma
	as Reported	Adjustments	Pro Forma		Pro Forma
	(a)	(b)	Adjustments		December 31, 2005
Assets
Real estate
Land	$139,235	$5,944	$3,378	(c)	$148,557
Buildings, net	370,196	50,033	157,171	(c)	577,400
Total real estate	509,431	55,977	160,549		725,957

Cash and cash equivalents	128,742	(27,138)	(63,315)	(c)	38,289
Restricted cash	24,964	7,735	-		32,699
Accounts receivable, net	3,736	-	-		3,736
Prepaid expenses and other assets	658	18	511	(c)	1,187
Loan deposits	4,156	-	-		4,156
Escrow deposits	3,015	(3,000)	(15)	(d)	-
Investments in tenant-in-common interests	141,405	-	-		141,405
Deferred financing fees, net	4,645	640	1,167	(e)	6,452
Lease intangibles, net	79,830	19,876	30,538	(c)	130,244
Total assets	$900,582	$54,108	$129,435		$1,084,125

Liabilities and stockholders' equity

Liabilities
Mortgages payable	$353,555	$50,400	$114,200	(c)	$518,155
Accounts payable	896	-	-		896
Payables to affiliates	618	-	-		618
Acquired below market leases, net	11,072	3,424	13,497	(c)	27,993
Dividends payable	3,979	-	-		3,979
Accrued liabilities	8,605	284	1,738	(c)	10,627
Subscriptions for common stock	1,054	-	-		1,054
Total liabilities	379,779	54,108	129,435		563,322

Commitments and contingencies

Minority interest	3,375	-	-		3,375

Stockholders' equity
Preferred stock, $.0001 par value per share;
50,000,000 shares authorized, none outstanding	-	-	-		-
Common stock, $.0001 par value per share;
350,000,000 shares authorized, 67,863,168
shares issued and outstanding	7	-	-		7
Additional paid-in capital	603,452	-	-		603,452
Cumulative distributions and net loss	(86,031)	-	-		(86,031)
Total stockholders' equity	517,428	-	-		517,428
Total liabilities and stockholders' equity	$900,582	$54,108	$129,435		$1,084,125

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard REIT I, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(in thousands, except per share amounts)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired Burnett Plaza on January 1, 2005. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2005. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	Year ended	Prior Acquisitions	Statement of
	December 31, 2005	Pro Forma	Revenues and			Pro Forma
	as Reported	Adjustments	Certain Expenses	Pro Forma		Year ended
	(a)	(b)	(c)	Adjustments		December 31, 2005

Rental revenue	$31,057	$41,716	$23,919	$4,020	(d)	$100,712

Expenses
Property operating expense	6,463	8,180	6,024	-		20,667
Interest	13,137	9,019	4,535	128	(e)	26,819
Rate lock extension recoveries, net	(525)	-	-	-		(525)
Real estate taxes	3,838	4,634	3,000	-		11,472
Property management fees	1,502	1,197	667	(667)	(f)	3,417
				718	(g)
Asset management fees	1,857	2,501	-	1,032	(h)	5,390
General and administrative	1,254	959	219	-		2,432
Depreciation and amortization	15,033	21,397	-	13,575	(i)	50,005
Total expenses	42,559	47,887	14,445	14,786		119,677

Interest income	2,665	(165)	-	-		2,500

Equity in earnings of investments
in tenant-in-common interests	3,115	(35)	-	-		3,080

Net income (loss)	$(5,722)	$(6,371)	$9,474	$(10,766)		$(13,385)

Basic and diluted weighted
average shares outstanding	38,220			13,671	(j)	51,891

Basic and diluted loss per share	$(0.15)					$(0.26)

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard REIT I, Inc.
Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet

a.	Reflects our historical balance sheet as of December 31, 2005.

b.	Reflects the acquisition of Woodcrest Center on January 11, 2006.

c.
Reflects the acquisition of Burnett Plaza for approximately $177.5 million, inclusive of closing costs. The acquisition was funded with approximately $63.3 million of cash on hand and the assumption of $114.2 million of debt. We allocated our purchase price to the assets and liabilities below and estimated the remaining useful lives of the tangible and intangible assets as follows (in thousands):

Description	Allocation	Estimated Useful Life

Land	$3,378	-
Building	157,171	25 years
Above/(below) market leases, net	(13,401)	3.33 years
Tenant improvements, leasing commissions & legal fees	10,293	3.33 years
In-place leases	9,903	3.33 years
Tenant relationships	10,246	8.33 years
Deferred financing fees	1,167	-
Prepaid expenses and other assets	511	-
Prepaid rent	(1,184)	-
Other accruals	(554)	-
	$177,530

We allocated the purchase price to the above tangible and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets” as follows:

The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

The total value of identified real estate intangible assets acquired is further allocated to in-place lease values, in-place tenant improvements, in-place leasing commissions and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. The aggregate value for tenant improvements and leasing commissions is based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, we include such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on current market conditions. The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We amortize the value of in-place leases and in-place tenant improvements to expense over the initial term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

d.	Reflects the reclassifications of earnest money deposits for Woodcrest Center and Burnett Plaza at December 31, 2005 from escrow deposits to cash.

e.	Reflects financing costs incurred in connection with assuming the debt.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005

a.	Reflects our historical operations for the year ended December 31, 2005.

b.	Reflects the combined Pro Forma results for the following properties:

Property	Acquisition Date
Ashford Perimeter	January 6, 2005
Alamo Plaza	February 24, 2005
Utah Avenue Building	April 21, 2005
Lawson Commons	June 10, 2005
Downtown Plaza	June 14, 2005
Western Office Portfolio	July 20, 2005
Buena Vista Plaza	July 28, 2005
One Financial Plaza	August 2, 2005
Riverview Tower	October 5, 2005
G Street Property	November 15, 2005
Woodcrest Center	January 11, 2006

c.	Reflects the historical revenues and certain expenses of Burnett Plaza.

d.
Reflects the pro forma amortization, for the year ended December 31, 2005, of the above and below market lease values which have an approximate 40 month life based on the remaining non-cancelable terms of the leases.

e.	Represents deferred financing costs of approximately $1.2 million amortized over the term of the related debt using a method which approximates the effective interest rate method.

f.	Reflects the reversal of historical property management fees for Burnett Plaza.

g.	Reflects the property management fees associated with the current management of Burnett Plaza. The property is managed by Brandywine Realty Trust, an affiliate of the seller, for a fee of 3% of monthly gross revenues, as defined in the property management agreement.

h.	Reflects the asset management fees associated with Burnett Plaza. The asset is managed by HPT Management Services LP, our affiliate, for an annual asset management fee of 0.6% of the asset value.

i.	Reflects the depreciation and amortization of Burnett Plaza using the straight-line method over the estimated useful lives as follows (in thousands):

Description	Allocation	Estimated Useful Life
Building	$157,171	25 years
Real estate intangibles(1)	6,795	3.33 years
Tenant relationships	10,246	8.33 years

__________________
(1) Included in real estate intangibles is approximately $13.5 million of below market lease value and approximately $96,000 of above market lease value, which are amortized to rental income. See Note d.

j.
Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of each of our 2004 and 2005 property investments. The adjustment is computed as follows (in thousands, except per share amounts):

Cash needed to acquire the Ashford Perimeter	$18,676
Cash needed to acquire the Alamo Plaza	4,835
Cash needed to acquire the Utah Avenue Building	9,879
Cash needed to acquire Lawson Commons	29,852
Cash needed to acquire Downtown Plaza	7,082
Cash needed to acquire Western Office Portfolio	32,574
Cash needed to acquire Buena Vista Plaza	16,266
Cash needed to acquire One Financial Plaza	21,218
Cash needed to acquire Riverview Tower	42,332
Cash needed to acquire G Street Property	145,111
Cash needed to acquire Woodcrest Center	30,137
Cash needed to acquire Burnett Plaza	63,330
	$421,292

Net cash received from each share of common stock issued	$8.90	(1)

Common stock needed to purchase the properties listed above	47,336
Plus weighted average of common stock actually outstanding
for the year ended December 31, 2005 in excess of 47,336	4,555
Less historical weighted average of common stock outstanding
for the year ended December 31, 2005	(38,220)
	13,671
________________
(1)   Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share and $0.20 organization and offering costs per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: April 5, 2006	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer